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                                                                    Exhibit 23.1


               Consent of Independent Certified Public Accountants

         As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated May 8, 1998, except for Note 12(b) as to which the date is June 17, 1998 and Note 15 as to which the date is June 22, 1998 which is included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (No. 33-51772) and (No. 333-42487).


                                                              GRANT THORNTON LLP

Cincinnati, Ohio
June 26, 1998